                      ACCELERATION OF DEATH BENEFIT RIDER

                    Issued By MetLife Insurance Company USA

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS        "Eligible Proceeds" are the Policy Proceeds as defined in
                   your Policy: less any Face Amount provided by a Supplemental
                   Coverage Term Rider; and plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death
                   Benefit.

                   "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                   We will compute the Accelerated Death Benefit based on the following:

                   1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                   2.  Reduced life expectancy;

                   3.  A processing charge not to exceed $150; and

                   4.  An Interest Rate no greater than the greater of:

                       a.  The current yield on 90 day treasury bills; and

                       b. The current maximum statutory adjustable policy loan interest rate.

                   This method of computation has been filed with the insurance supervisory official of the state that governs your Policy.
                   We may change the assumptions we use from time to time.

                   "Terminally ill" means having a life expectancy of 12 months or less.

AMOUNT OF          You may choose to apply all or part of the Eligible Proceeds
ACCELERATED DEATH  to your Accelerated Death Benefit subject to the following
BENEFIT            conditions:

                   1.  You must apply at least $20,000.

                   2.  You cannot apply more than the greater of:

                       a.  $250,000; and

                       b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                   3. The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least equal to our published minimum limits of issue for the base policy to which this rider is attached.

5E-6ACC1-04                            1                                BAADVT

CONDITIONS         Your right to the Accelerated Death Benefit under this Rider is subject to the following:

                   1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                   2. You must make a written request for payment in a form acceptable to us.

                   3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                   4. Any assignee must give written consent for payment in a form acceptable to us.

                   5.  We may require the Policy for endorsement.

                   6. You may request only one Accelerated Death Benefit under this Rider.

                   7. Insurance subject to incontestability and suicide provisions will not be included in the Eligible Proceeds.

                   8.  Your Policy is not eligible for this benefit if:

                       a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                       b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF         Unless otherwise requested, we may pay the Accelerated Death
ACCELERATED DEATH  Benefit in one sum or by placing the amount in an account
BENEFIT            that earns interest. You will have immediate access to all or any part of the account.

EFFECT OF BENEFIT  All policy values and the Death Benefit on the remaining
ACCELERATION ON    Policy, if any, will be reduced in the same proportion as
POLICY AND RIDERS  the amount of Eligible Proceeds was applied to the
                   Accelerated Death Benefit. Upon acceleration, future
                   premiums and policy charges will be based on the reduced
                   Death Benefit of the Policy.

                   If you apply all of the Eligible Proceeds to your Accelerated Death Benefit, all policy benefits based on the Insured's life, except for any benefit for accidental death, will end. Any accidental death benefit rider on the life of the Insured will continue in force for 12 months from the date of any payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

INCONTESTABILITY   This Rider will not be contestable after it has been in
                   force during the life of the Insured for two years from the
                   Issue Date of the Rider.

SUICIDE EXCLUSION  This Rider does not apply if the Insured's terminal illness is the result of an attempt to commit suicide, while sane or insane, within two years from the Issue Date of the Rider.

5E-6ACC1-04                            2                                BAADVU

TERMINATION        This Rider will terminate at the earliest of:

                   1.  When an Accelerated Death Benefit is paid;

                   2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                   3. When the Policy to which this Rider is attached terminates; and

                   4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

---------------
Issue Date

                              METLIFE INSURANCE COMPANY USA
                              1209 Orange Street, Wilmington, DE 19801

                              /s/ Eric T. Steigerwalt   /s/ Jacob M. Jenkelowitz
                              ------------------------  ------------------------
                                       President                Secretary

5E-6ACC1-04                            3                                BAADVV

                        ACCIDENTAL DEATH BENEFIT RIDER

                         MetLife Insurance Company USA

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIOD OF
INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

ACCIDENTAL DEATH   The Policy Proceeds will be increased by an Accidental
BENEFIT            Death Benefit upon receipt of proof of the Insured's death that:

                   1. Resulted directly, and independent of all other causes, from accidental bodily injury;

                   2.  Occurred while this Rider was in force;

                   3. Occurred within 90 days after the accidental bodily injury; and

                   4.  Occurred on or after the Insured's first birthday.

RISKS NOT ASSUMED  This Benefit will not be payable if the Insured's death resulted directly or indirectly from:

                   1.  Suicide, while sane or insane;

                   2.  Mental illness or treatment for mental illness;

                   3. Infection, except when caused by an external visible wound accidentally sustained;

                   4. The use of any drug, unless used on the advice of a licensed medical practitioner;

                   5. The commission of or attempt to commit an assault or felony by the Insured;

                   6. Flight in or descent from or with any kind of aircraft or spacecraft, unless the Insured was only a passenger with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose; or

                   7.  War or warlike action in a time of peace.

AMOUNT OF BENEFIT  The amount of this Benefit is shown on the Rider
                   Specifications for Accidental Death Benefit Rider (called
                   "Rider Specifications"). The amount will be doubled if the accidental bodily injury occurs while the Insured is a fare-paying passenger on a licensed public conveyance being operated for passenger service by a common carrier.

MONTHLY COST OF    The Monthly Cost of Insurance for the following month: is
INSURANCE          charged as part of the Monthly Deduction; and equals the
                   amount of this Benefit times the Monthly Cost of Insurance
                   Rate, divided by 1,000. The Monthly Cost of Insurance rate used to calculate the cost will not exceed the Guaranteed
                   Maximum Monthly Cost of Insurance Rate shown on the Rider
                   Specifications.

MONTHLY COST OF    The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES    based on the Insured's Rider issue age, Rider risk
                   classification, sex and number of completed years from the
                   Issue Date of this Rider. Monthly Cost of Insurance Rates
                   will be determined by us based on our expectations as to
                   future mortality, tax, interest earnings, expense and
                   persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of
                   distributing prior profits. These rates will not exceed
                   those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 on the attached Rider
                   Specifications page.

INCONTESTABILITY   This Rider will not be contestable after it has been in
                   force during the lifetime of the Insured for two years from the Issue Date of this Rider.

5E-5ADBR-06

TERMINATION        This Rider will terminate upon the earliest of:

                   1.  The Insured's Attained Age 70;

                   2.  The date the Policy lapses;

                   3. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider; and

                   4. The date the Policy terminates, unless the Policy terminates as a result of the exercising of any Acceleration of Death Benefit rider. If the Policy terminates as a result of the exercising of any Acceleration of Death Benefit rider, this Rider will stay in force as described in that rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            SECRETARY

5E-5ADBR-06

            RIDER SPECIFICATIONS FOR ACCIDENTAL DEATH BENEFIT RIDER

INSURED:                                [JOHN DOE]

COVERAGE:                               ACCIDENTAL DEATH BENEFIT RIDER

POLICY NUMBER:                          [SPECIMEN]

RIDER BENEFIT AMOUNT:                   [$50,000]

          TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
                                  PER $1,000

   ATTAINED                  ATTAINED                  ATTAINED
     AGE          RATE         AGE          RATE         AGE          RATE

     [35         0.075          51         0.088          67         0.123
      36         0.075          52         0.088          68         0.123
      37         0.076          53         0.088          69         0.134]
      38         0.075          54         0.088
      39         0.075          55         0.088
      40         0.076          56         0.089
      41         0.076          57         0.089
      42         0.076          58         0.090
      43         0.076          59         0.090
      44         0.076          60         0.101
      45         0.076          61         0.101
      46         0.076          62         0.101
      47         0.077          63         0.101
      48         0.087          64         0.101
      49         0.087          65         0.112
      50         0.087          66         0.112

These rates are for the Accidental Death Benefit Rider as of the Issue Date.

5E-5ADBR-06

                         CHANGE TO A NEW INSURED RIDER

                         MetLife Insurance Company USA

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

CHANGE TO A NEW        After 120 days from the Issue Date of the Policy, it
INSURED                can be changed to a new policy on the life of a new
                       insured subject to the conditions below.

CONDITIONS             The change can be made only:

                       1.   Upon application signed by you and the new insured;

                       2.   Subject to proof that the new insured is insurable;

                       3. If the age of the new insured on the policy date of the new policy is at least one and the age of the new insured on the issue date of the new policy is less than 70;

                       4. If you have an insurable interest in the life of the new insured; and

                       5. If the Insured is living on the issue date of the new policy.

                       The Policy will terminate at the end of the day prior to the issue date of the new policy. The new policy will take effect on its issue date.

THE NEW POLICY         The new policy will be issued:

                       1.   By us or by an affiliate designated by us;

                       2. On the same plan of insurance as this Policy, to the extent available for sale by the issuing company on the policy date of the new policy and subject to any limits under Federal income tax and other applicable rules;

                       3. With a policy date the same as this Policy, or the policy anniversary next following the new insured's date of birth which results in the new insured being age one, whichever is later;

                       4. With a Face Amount equal to the Face Amount of this Policy;

                       5. With a Risk Classification applicable to the new insured;

                       6. With the issue age of the new insured based on the policy date of the new policy;

                       7.   With the same Death Benefit Option as this Policy;

                       8. With a Cash Value on its issue date equal to the Cash Value of this Policy on the date it terminates, unless the Death Benefit minus the Cash Value is greater than the Face Amount of the new policy. In this case, we reserve the right to distribute a portion of the Cash Value to you. The amount of the distribution will be the amount required to make the Death Benefit minus the Cash
                            Value after the distribution equal to the Face
                            Amount;

                       9. With rates based on the new insured's age on the policy date of the new policy; and

                       10. Subject to any assignments and Policy Loan Balance on the Policy, and any cost or credit described below.

                       The issue date of the new policy will be the first day of the policy month which begins on or next follows:

                       1. The approval by the issuing company of the application for the change;

                       2.   Payment to the issuing company of any change cost;
                            and

                       3. Payment to the issuing company of any processing fee.

                       If this Policy has a Supplemental Coverage Term Rider, the face amount of that rider on the new policy may be different. Other riders can only be attached to the new policy with our consent.

5E-5BER-06

CHANGE COST OR         If the new policy has a higher cash surrender value on
CREDIT                 its issue date than this Policy, a change cost will be
                       payable to the issuing company.

                       If the new policy has a lower cash surrender value on its issue date than this Policy, a change credit will be payable to you.

                       A detailed statement of the methods of computing the change cost and change credit have been filed, if required, with the insurance supervisory official of the state which governs the Policy.

                       Any Policy Loan Balance in excess of the loan value of the new policy must be repaid at the time of the change.

EFFECT OF A CHANGE TO  When this Rider is exercised, all Guaranteed Periods
A NEW INSURED ON THE   other than the Five-Year and 20-Year will terminate. We
GUARANTEED MINIMUM     will calculate the Guaranteed Minimum Death Benefit
DEATH BENEFIT          Monthly Premium for each Guaranteed Period applicable
                       to the new policy, and will use this premium to
                       determine if a Guaranteed Period is in effect starting
                       with the issue date of the new policy. In no event will
                       the exercise of this Rider cause any Guaranteed Minimum
                       Death Benefit Period to end later than under the
                       original Policy.

PROCESSING FEE         When the new policy is issued, we reserve the right to
                       charge a processing fee of no more than the Maximum
                       Processing Fee shown on: the Policy Specifications
                       page; or the Policy Specifications for Policy Change
                       page.

TERMINATION            This Rider will terminate upon the earliest of:

                       1.   The date the Policy terminates;

                       2. The date the Policy is no longer owned by a business entity;

                       3. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider; and

                       4. The date the Policy is changed for a new policy under the provisions of this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            SECRETARY

5E-5BER-06

                        CHILDREN'S TERM INSURANCE RIDER

                         MetLife Insurance Company USA

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIODS OF
INCONTESTABILITY AND SUICIDE FOR THIS RIDER ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT      The Face Amount for this Rider on each Insured Child on and after age six months is the Face Amount shown for the Rider on the Policy Specifications page, and half of that amount before age six months. If this Rider is added after the
                 Policy is issued, the Policy Specifications for Policy Change page shows the Face Amount for this Rider.

LIFE INSURANCE   We will pay the Face Amount as defined above to the
BENEFIT          Beneficiary under this Rider upon the death of the Insured
                 Child while this Rider is in force. We must receive proof
                 satisfactory to us that the death occurred before the Final
                 Date of insurance on such Insured Child.

DEFINITION OF    The Insured, as shown on the Policy Specifications page, is
INSURED          the person whose life is covered under the Policy to which this Rider is attached. If this Rider is added after the
                 Policy is issued, the Policy Specifications for Policy Change page shows the Insured.

DEFINITION OF    Any child, stepchild or legally adopted child of the Insured
INSURED CHILD    is an Insured Child if named in the application for this
                 Rider and if the child is: at least age 15 days; and less
                 than attained age 18. Any child, stepchild or legally adopted child of the Insured who is less than 15 days on the date the application is signed becomes an Insured Child at age 15 days if named in the application for this Rider. Any child of the
                 Insured born after the date of the application for this Rider will become an Insured Child at age 15 days. Any child who is legally adopted by the Insured after the date of the
                 application for this Rider but before the child's 18/th/
                 birthday will become an Insured Child at age 15 days or on the date of adoption, if later. Each Insured Child will cease to be an Insured Child on the earliest of the following
                 events:

                 1.   His or her 25th birthday;

                 2.   The Final Date of this Rider;

                 3. A conversion of the insurance provided by this Rider on that Insured Child; and

                 4.   The death of that Insured Child.

OWNER Unless otherwise provided, during the lifetime of the Insured, the Owner of the Policy will be the Owner of this Rider. Upon the death of the Insured, all such rights with respect to insurance then in force under this Rider on the life of an Insured Child will vest in such Insured Child, unless otherwise provided.

BENEFICIARY      Unless otherwise provided in the application or changed by you, the Beneficiary of any benefit payable as a result of the death of any Insured Child will be: the Insured, if
                 living; otherwise, the estate of that Insured Child.

                 You may change the Beneficiary of the insurance on the life of any Insured Child under this Rider. You must make the change
                 In Writing during the lifetime of such person. Once it is recorded, the change will take effect as of the date you signed the request. This change will be subject to any payment or action we took before we recorded the change. The
                 Beneficiary designation and any changes made will be subject to any assignment of the Policy.

MONTHLY COST OF  The Monthly Cost of Rider for the following month is charged
RIDER as part of the Monthly Deduction. The Monthly Cost of Rider is equal to the Guaranteed Monthly Cost of Rider Charge shown on the: Policy Specifications page; or the Policy
                 Specifications for Policy Change page.

5E-5CT-06

EXTRA AMOUNT OF  We will provide an extra amount of insurance on an Insured
INSURANCE        Child for 90 days at no extra charge when:

                 1.   That Insured Child marries;

                 2.   A child is born to that Insured Child; and

                 3.   A child is legally adopted by that Insured Child.

                 The extra amount of insurance will be four times the Face
                 Amount under this Rider. On receipt of proof that the Insured
                 Child died within 90 days after the marriage, birth or adoption, we will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Face Amount if any 90-day periods overlap. Any extra amount of insurance provided under this provision is not convertible under the Conversion Rights provision.

SUPPLEMENTARY    Except as provided under the Suicide Exclusion provision of
PAID-UP POLICY   this Rider, if the Insured's death occurs while this Rider is in force, any remaining insurance on each Insured Child will be continued for the balance of its term. No further premiums will be required. A supplementary fixed benefit paid-up
                 policy will be issued to the Owner of this Rider. We must
                 receive proof of death of the Insured.

                 Any child who would have become an Insured Child if the Insured's death had not occurred will become an Insured Child in accordance with the provisions of this Rider.

CONVERSION       While the Policy is in force, the Owner may convert the term
RIGHTS           insurance in force under this Rider on each Insured Child to a new policy on that Insured Child's Date of Conversion. The
                 Date of Conversion is: any day between the 22nd and 25th
                 birthday of that Insured Child; or, if earlier, the Final
                 Date of this Rider. An Insured Child's Date of Conversion can be advanced to the date on which any extra amount of
                 insurance on that Insured Child expires under this Rider. The new policy will be issued:

                 1.   On the life of that Insured Child;

                 2.   Without proof of insurability;

                 3.   With a Face Amount not more than five times the Face
                      Amount of this Rider on that Insured Child;

                 4. Based on a standard nonsmoker risk classification or the risk classification the issuing company determines is closest to it if that classification is not available on the new policy;

                 5.   With a current policy date and a current issue date;

                 6.   By us or by an affiliate designated by us;

                 7. On a plan agreed to by the issuing company, to the extent available for sale by that company on the date of the conversion and subject to any limits under Federal income tax and other applicable rules;

                 8. At the then current age of that Insured Child as calculated by the issuing company for that plan of insurance;

                 9. Subject to payment of the first premium for the new policy while that Insured Child is living, and within 60 days prior to or 31 days after the date coverage on that Insured Child terminates;

                 10. On a policy form and at rates in use by the issuing company on the policy date of the new policy; and

                 11. Subject to any assignments and limitations to which this Rider is subject.

                 If the amount of insurance to be converted is less than the issuing company's published minimum limits of issue, the conversion may be made only with our consent.

5E-5CT-06

REINSTATEMENT     If this Rider lapses, you may reinstate it within three
                  years after the date of lapse, or later if we consent. To
                  reinstate, you must submit the following items:

                  1.  A written application for reinstatement;

                  2. Proof satisfactory to us that each Insured Child is insurable; and

                  3. Payment, while each Insured Child is living, of each unpaid charge for this Rider that was due and unpaid at the time of lapse; and.

                  4. Payment, while each Insured Child is living, of an amount large enough to keep this Rider in force for at least two months.

                  All Insured Children must be living on the date we approve the request for reinstatement. If an Insured Child is not living, such approval is void and of no effect.

                  The reinstated Rider will be in force from the date we approve the reinstatement application.

                  This Rider can be reinstated only if the Policy is also reinstated or is in force. If only a portion of the Policy coverage is reinstated, then only a portion of this Rider coverage may also be reinstated.

INCONTESTABILITY  This Rider will not be contestable after it has been in force for two years from the Issue Date of this Rider:
                  during the life of the Insured; and during the life of an Insured Child that was covered under this Rider on its Issue
                  Date.

SUICIDE           If the Insured dies by suicide, while sane or insane, within
EXCLUSION         two years from the Issue Date of this Rider:

                  1. This Rider will not become paid-up under the Supplementary Paid-up Policy provision;

                  2.  This Rider will terminate; and

                  3. The charges deducted for this Rider will be included in the Policy Proceeds.

INCORRECT AGE     The date that coverage under this Rider ceases, expires or terminates will be based on the correct age of each Insured
                  Child.

EXPIRATION OF     The Final Date of this Rider is the policy anniversary
INSURANCE         nearest the 65th birthday of the Insured. If this Rider has not already expired or been cancelled, then insurance on
                  each Insured Child will cease on: the 25th birthday of that child; or the date the insurance on that child is converted.

                  You should provide us with written notification when the youngest Insured Child reaches age 25 so that this Rider can be terminated. If you do not provide such notification, the Monthly Cost of Rider will continue to be charged as part of the Monthly Deduction.

TERMINATION       This Rider will terminate upon the earliest of:

                  1.  The date the Policy terminates;

                  2.  Immediately before the date any Supplementary Paid-Up
                      Policy is issued;

                  3.  The Final Date for this Rider; and

                  4. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            SECRETARY

5E-5CT-06

                    GUARANTEED MINIMUM DEATH BENEFIT RIDER

                         MetLife Insurance Company USA

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made a part of this Rider.

GUARANTEED          On each monthly anniversary, we will compare 1. to 2. for
MINIMUM DEATH       any applicable Guaranteed Minimum Death Benefit Period
BENEFIT             (referred to as Guaranteed Period) shown on the Rider
                    Specifications for Guaranteed Minimum Death Benefit
                    (called "Rider Specifications"), where:

                    1.  Equals the sum of the Guaranteed Minimum Death Benefit
                        Monthly Premiums for each applicable Guaranteed Period shown on the Rider Specifications page for each monthly anniversary since the Policy Date; and

                    2. Equals the total premiums paid to date less: all partial withdrawals; any Cash Value paid to you to allow the Policy to continue to qualify as a life insurance contract; and any Policy Loan Balance.

                    If 2. is greater than or equal to 1. for any applicable
                    Guaranteed Period shown on the Rider Specifications page, the Policy will not lapse.

                    If, based on the total premium paid, the Policy qualifies for a longer Guaranteed Period than the one chosen in the application for this Rider, the longer Guaranteed Period will be in effect only if the premium requirement for the longer Guaranteed Period has been satisfied for each policy month since the Issue Date of this Rider.

                    If the premium requirement for the Guaranteed Period chosen in the application for this Rider is not met: the Guaranteed Period chosen will no longer be in effect; and the next shorter Guaranteed Period under this Rider for which the premium requirement has been met, if any, since the Issue Date of this Rider, will be in effect.

MONTHLY COST OF     The Monthly Cost of Rider for the following month is
RIDER               charged as part of the Monthly Deduction. The Monthly Cost of Rider is the Monthly Cost of Rider Rate shown on the
                    Rider Specifications page, divided by 1000, times the
                    total Net Amount at Risk.

GUARANTEED          The Guaranteed Minimum Death Benefit Monthly Premium may
MINIMUM DEATH       change if any of the following events occur:
BENEFIT PREMIUM
CHANGES             1.  A change in the Face Amount of the Policy; or

                    2. The addition or deletion of, change to, termination of a rider made a part of the Policy; or

                    3.  A change in Death Benefit Option; or

                    4.  A misstatement of age or sex in the Application; or

                    5. A change in the Insured's risk classification. This may also affect the Guaranteed Periods available under this Rider. If no Guaranteed Periods are available, we will notify you that this Rider is terminated.

                    We will send you a revised Rider Specifications page reflecting the new Guaranteed Minimum Death Benefit
                    Monthly premium.

                    We will send you a notice if the premium requirement for the Guaranteed Period you chose for this Rider has not been met. The notice will state the amount of premium that has to be paid in order to retain the guarantee and whether, in the absence of payment, the Policy would qualify for the next shorter Guaranteed Period, if any, available under this Rider. If the premium required to keep your chosen Rider Guaranteed Period for this Rider is not paid within 62 days of the notice, that guarantee will end. If the Policy qualifies for a shorter Guaranteed
                    Period under this Rider, the shorter period will become the new Rider Guarantee Period.

5E-5GMDB-06

RIDER GRACE PERIOD  If, on a monthly anniversary during an applicable
                    Guaranteed Period, the Policy does not meet any applicable
                    Guaranteed Minimum Death Benefit premium requirement under this Rider and the Cash Surrender Value is less than the next Monthly Deduction, a Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this Rider in force.

                    At the start of the Grace Period, we will send you notice of the amount required to meet a Guaranteed Minimum Death
                    Benefit premium requirement under this Rider to your last known address and to any assignee on record. If we do not receive the amount required by the end of the Grace
                    Period, this Rider will terminate at the end of that 62-day period and the guarantee provided by this Rider will no longer be in effect. If the Insured dies during the Grace Period, any premium amount required for this Rider will be deducted from the Death Benefit.

MISSTATEMENT OF     If we determine that there was a misstatement of age or
AGE OR SEX          sex in the Application, before the death of the Insured
                    and while this Rider is in effect, then the Guaranteed
                    Minimum Death Benefit Premium will be that amount which
                    corresponds to the Face Amount, as adjusted under the
                    Policy, using the correct age and/or sex. The Guaranteed
                    Period will change based on the correct age.

PREMIUM             We will restrict any premium payment that would cause the
LIMITATIONS         Policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue Code of 1986 or
                    any applicable successor. This limitation will not cause
                    this Rider to terminate. We will not restrict payment of
                    any premium required to maintain this Rider in force
                    because such payment will cause the Death Benefit to
                    increase by an amount that exceeds the premium received.

REINSTATEMENT       If this Rider terminates because the premium requirement
                    for this Rider has not been met while the Policy is in
                    force, it can be reinstated within nine months provided
                    that the Policy remains in force. Sufficient premiums must be paid to satisfy the cumulative premium requirement for
                    the applicable Guaranteed Period at the time of
                    reinstatement.

                    If the Policy lapses, this Rider will terminate and cannot be reinstated.

TERMINATION         This Rider will terminate on the first of the following
                    events to occur:

                    1.  The termination of the Policy;

                    2. The end of the Grace Period following our notice to you that the premium requirement for this Rider was not met;

                    3.  The expiration of the longest applicable Guaranteed
                        Period shown on the Rider Specifications page;

                    4. The date a change in the Insured's risk classification results in no Guaranteed Periods being available;

                    5.  The date a change of Insured is made; and

                    6. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

CONTINUATION OF     Once this Rider has terminated, the Policy may continue in
INSURANCE           accordance with its provisions but without the benefit
                    provided by this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            Secretary

5E-5GMDB-06

        RIDER SPECIFICATIONS FOR GUARANTEED MINIMUM DEATH BENEFIT RIDER

INSURED:                                [JOHN DOE]

COVERAGE:                               GUARANTEED MINIMUM DEATH BENEFIT RIDER

POLICY NUMBER:                          [SPECIMEN]

GUARANTEED MINIMUM DEATH BENEFIT        [To Age 85]
PERIOD CHOSEN

GUARANTEED MINIMUM DEATH BENEFIT
PERIOD MONTHLY PREMIUMS*

    TO AGE [85]                         [$65.17]

    TO AGE [121]                        [$65.17]

MONTHLY COST OF RIDER RATE:             [$0.025 PER $1,000]

* These premiums will be recalculated and shown on the revised Rider Specifications page if: any Policy changes are made; any other riders are added or removed; there is a change in the Insured's risk classification; or there was a misstatement of age or sex in the Application.

The Policy will stay in force during the Guaranteed Minimum Death Benefit Period (referred to as Guaranteed Period) chosen in the application for this Rider if: premium in an amount that is at least equal to the Guaranteed Minimum Death Benefit Monthly Premium for that Guaranteed Period is paid by each monthly anniversary; no loans are taken; no partial withdrawals are made; and no Cash Value is paid to you to allow the Policy to continue to qualify as a life insurance contract. In order for a Guaranteed Period to be in effect, the premium requirement for that Guaranteed Period must have been satisfied for each policy month since the Issue Date of this Rider. See the Rider for a full description of the test made on each monthly anniversary.

5E-5GMDB-06

                   GUARANTEED SURVIVOR INCOME BENEFIT RIDER

                         MetLife Insurance Company USA

Subject to the conditions below, this Rider allows each Beneficiary of the Policy who is not an assignee to apply all or part of the Eligible Proceeds received upon the Insured's death to one or more Enhanced Payment Options (called "Enhanced Options") as described and limited below. This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

DEFINITIONS      ELIGIBLE PROCEEDS. Eligible Proceeds equal: the portion of the Policy Proceeds for the Policy without any riders payable to a Beneficiary at the death of the Policy Insured, plus the portion of any proceeds provided by any rider attached to the
                 Policy that states the proceeds are included in the Eligible
                 Proceeds for this rider; less the Ineligible Proceeds.
                 Ineligible Proceeds equal the total of all proceeds from
                 policy changes that are ineligible for this benefit. Such
                 proceeds will be stated on the Policy Specifications page for
                 Policy Change. The Eligible Proceeds that can be applied to an Enhanced Option are subject to the Conditions below.

                 ELIGIBLE DEATH BENEFITS. Eligible Death Benefits are used to calculate the cost of this Rider. Eligible Death Benefits are defined as follows:

                 1. Each portion of the Death Benefit of the Policy that is part of the Eligible Proceeds as of the date the Monthly
                     Cost of Rider for this Rider is calculated.

                 2. The amount of benefit provided by any riders attached to the Policy that are part of the Eligible Proceeds as of the date the Monthly Cost of Rider for this Rider is calculated.

                 OPTION DATE. The Option Date is the effective date of the Enhanced Option.

MONTHLY COST OF  The Monthly Cost of Rider for the following month is charged
RIDER as part of the Monthly Deduction. The Monthly Cost of Rider is the total of: each portion of Eligible Death Benefit as described above; divided by $1,000; times the Monthly Cost of Rider Rate shown on the Policy Specifications page or Policy
                 Specifications for Policy Change page for that portion of Eligible Death Benefit.

                 The Monthly Cost of Rider will be determined based on each portion of Eligible Death Benefit in the order specified on the Policy Specifications page, up to the Maximum Applied
                 Proceeds shown on the rider Policy Specifications page or the Policy Specifications for Policy Change page. We reserve the right to charge a lower Monthly Cost of Rider.

CONDITIONS       All or part of each Beneficiary's Eligible Proceeds can be applied to one or more Enhanced Options, subject to the
                 following:

                 1. Total proceeds applied to the Enhanced Options upon the death of the Insured of the Policy cannot exceed the Maximum Applied Proceeds. If there is more than one
                     Beneficiary under the Policy and the Policy Proceeds of the Policy are greater than the Maximum Applied Proceeds, each Beneficiary can only apply a pro-rated portion of his/her share to one or more Enhanced Options. The pro-rated share will be based on the same ratios under which the proceeds of the Policy were payable.

                 2. If monthly installments under an Enhanced Option would be less than [$50], proceeds can be applied to the Enhanced
                     Option only with our consent.

                 3. We must receive the choice of an Enhanced Option from the Beneficiary In Writing within the later of: 60 days from the date we send the Beneficiary the notification described in this Rider; and nine months from the date of death of the Insured.

                 4. Once payments begin under this Rider, future payments cannot be assigned and the Enhanced Options chosen cannot be changed.

5E-5GSIB-06

                  5. If the Beneficiary is a corporation, a partnership, a fiduciary, or any other legal entity other than a natural person, the Rider and Rider charges will continue but the only Enhanced Option to be available will be the 10 Years Certain Option. However, if the Beneficiary is a trust with one natural person as Beneficiary, all Enhanced Options are available to be chosen.

                  When an Enhanced Option starts, a contract will be issued by us or an affiliate designated by us that will describe the terms of the Option.

DEATH OF          Amounts to be paid after the death of a Beneficiary under an
BENEFICIARY       Enhanced Option will be paid as due to that Beneficiary's
                  successor Beneficiary. If there is no successor Beneficiary, amounts will be paid in one sum to the estate of the last
                  Beneficiary to die. If a Beneficiary dies within 30 days
                  after the Option Date, the amount applied to the Enhanced
                  Option, less any payments made, will be paid in one sum.

NOTIFICATION      We will send each Beneficiary a notification of his/her
                  rights under this Rider at the time the Policy Proceeds
                  become payable.

ENHANCED LIFE     Enhanced Life Income Options are based on the age and sex of
INCOME OPTIONS    the Beneficiary on the Option Date. We will require proof of age. The Enhanced Life Income payments will be based on: the rates shown in the Tables below; or, if greater, 105% of our
                  Payment Option rates on the Option Date. If the rates at a given age are the same for different periods certain, the
                  longest period certain will be deemed to have been chosen.

ENHANCED 10       Equal monthly payments will be made that will include both
YEARS CERTAIN     principal and interest. Payments will start on the Option
                  Date and will continue for 10 years. The guaranteed monthly payment per $1,000 of proceeds will not be less than: $9.83;
                  or 105% of the 10 Years Certain Payment Option rates on the
                  Option Date.

ENHANCED LIFE     Equal monthly payments will start on the Option Date and
INCOME            will continue:

                  1. During the life of the Beneficiary, with no payment after the death of the Beneficiary, called "Enhanced
                      Life Income, No Refund"; or

                  2. During the life of the Beneficiary, but for at least 10 years, called "Enhanced Life Income, 10 Years Certain";
                      or

                  3. During the life of the Beneficiary, but for at least 15 years, called "Enhanced Life Income, 15 Years Certain";
                      or

                  4. During the life of the Beneficiary, but for at least 20 years, called "Enhanced Life Income, 20 Years Certain."

ENHANCED          Increasing monthly payments will start on the Option Date
INCREASING LIFE   and will continue during the life of the Beneficiary, with
INCOME            no payment after the death of the Beneficiary. Payments will increase at:

                  1.  1% per year, called "1% Enhanced Increasing Life
                      Income"; or

                  2.  2% per year, called "2% Enhanced Increasing Life
                      Income"; or

                  3.  3% per year, called "3% Enhanced Increasing Life Income".

ENHANCED          Increasing monthly payments will start on the Option Date
INCREASING LIFE   and will continue during the life of the Beneficiary, but
INCOME -10 YEARS  for at least 10 years. Payments will increase at:
CERTAIN
                  1.  1% per year, called "1% Enhanced Increasing Life Income,
                      10 Years Certain"; or

                  2.  2% per year, called "2% Enhanced Increasing Life Income,
                      10 Years Certain"; or

                  3.  3% per year, called "3% Enhanced Increasing Life Income,
                      10 Years Certain".

OTHER             Other Enhanced Payment Options and payment frequencies may
FREQUENCIES AND   be available upon request. We reserve the right to
ENHANCED          substitute comparable Enhanced Payment Options for those
OPTIONS           shown below.

MINIMUM           Guaranteed monthly payments for each $1,000 applied will not
PAYMENTS UNDER    be less than the amounts shown in the following Tables. On
ENHANCED          request, we will provide additional information about
PAYMENT OPTIONS   amounts of minimum payments.

5E-5GSIB-06

                               NO REFUND   10 YEARS CERTAIN 15 YEARS CERTAIN 20 YEARS CERTAIN
ENHANCED LIFE                 ------------ ---------------- ---------------- ----------------
INCOME         PAYEE'S AGE    MALE  FEMALE MALE    FEMALE   MALE    FEMALE   MALE    FEMALE
               -------------  ----- ------ -----   ------   ----    ------   ----    ------
               50              4.68  4.51   4.66    4.50    4.63     4.48    4.60     4.47
               55              5.15  4.92   5.11    4.90    5.07     4.88    5.01     4.84
               60              5.74  5.44   5.67    5.40    5.60     5.36    5.50     5.31
               65              6.50  6.11   6.38    6.05    6.25     5.97    6.08     5.87
               70              7.48  7.00   7.25    6.87    7.00     6.73    6.70     6.54
               75              8.34  7.69   7.88    7.45    7.43     7.17    6.94     6.83
               80              9.54  8.72   8.62    8.20    7.84     7.66    7.13     7.07
               85             11.22 10.28   9.41    9.09    8.18     8.09    7.24     7.22
               90 & over      13.58 12.62  10.13    9.96    8.41     8.37    7.29     7.29

                                                    1%           2%           3%
ENHANCED INCREASING                            ------------ ------------ ------------
LIFE INCOME               PAYEE'S AGE          MALE  FEMALE MALE  FEMALE MALE  FEMALE
                          -------------------  ----- ------ ----- ------ ----- ------
                          50                    4.02  3.84   3.40  3.22   2.78  2.60
                          55                    4.49  4.25   3.87  3.63   3.24  3.01
                          60                    5.08  4.78   4.46  4.16   3.82  3.52
                          65                    5.85  5.46   5.22  4.83   4.57  4.19
                          70                    6.83  6.35   6.20  5.72   5.54  5.07
                          75                    7.69  7.06   7.07  6.45   6.41  5.80
                          80                    8.90  8.10   8.28  7.50   7.62  6.86
                          85                   10.59  9.66   9.96  9.06   9.30  8.42
                          90 & over            12.94 12.00  12.32 11.39  11.64 10.74

                                                    1%           2%           3%
ENHANCED INCREASING LIFE                       ------------ ------------ ------------
INCOME - 10 YEARS CERTAIN PAYEE'S AGE          MALE  FEMALE MALE  FEMALE MALE  FEMALE
                          -------------------  ----- ------ ----- ------ ----- ------
                          50                    4.00  3.83   3.39  3.21   2.77  2.60
                          55                    4.46  4.24   3.84  3.62   3.22  3.00
                          60                    5.02  4.75   4.41  4.14   3.78  3.51
                          65                    5.74  5.40   5.13  4.79   4.50  4.16
                          70                    6.62  6.24   6.02  5.63   5.38  4.99
                          75                    7.28  6.84   6.69  6.25   6.08  5.63
                          80                    8.05  7.62   7.49  7.05   6.90  6.46
                          85                    8.87  8.54   8.35  8.01   7.79  7.44
                          90 & over             9.62  9.45   9.13  8.95   8.61  8.42

TERMINATION  This Rider will terminate upon the earliest of:

             1. The date the Policy terminates for reasons other than the death of the Insured;

             2. The date the Eligible Proceeds are decreased to less than the Minimum GSIB Amount shown on the Policy Specifications page or the Policy Specifications for Policy Change page; and

             3. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            Secretary

5E-5GSIB-06

                   GUARANTEED SURVIVOR INCOME BENEFIT RIDER

                         MetLife Insurance Company USA

Subject to the conditions below, this Rider allows each Beneficiary of the Policy who is not an assignee to apply all or part of the Eligible Proceeds received upon the Insured's death to one or more Enhanced Payment Options (called "Enhanced Options") as described and limited below. This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

DEFINITIONS      ELIGIBLE PROCEEDS. Eligible Proceeds equal: the portion of the Policy Proceeds for the Policy without any riders payable to a Beneficiary at the death of the Policy Insured, plus the portion of any proceeds provided by any rider attached to the
                 Policy that states the proceeds are included in the Eligible
                 Proceeds for this rider; less the Ineligible Proceeds.
                 Ineligible Proceeds equal the total of all proceeds from
                 policy changes that are ineligible for this benefit. Such
                 proceeds will be stated on the Policy Specifications page for
                 Policy Change. The Eligible Proceeds that can be applied to an Enhanced Option are subject to the Conditions below.

                 ELIGIBLE DEATH BENEFITS. Eligible Death Benefits are used to calculate the cost of this Rider. Eligible Death Benefits are defined as follows:

                 1. Each portion of the Death Benefit of the Policy that is part of the Eligible Proceeds as of the date the Monthly
                     Cost of Rider for this Rider is calculated.

                 2. The amount of benefit provided by any riders attached to the Policy that are part of the Eligible Proceeds as of the date the Monthly Cost of Rider for this Rider is calculated.

                 OPTION DATE. The Option Date is the effective date of the Enhanced Option.

MONTHLY COST OF  The Monthly Cost of Rider for the following month is charged
RIDER as part of the Monthly Deduction. The Monthly Cost of Rider is the total of: each portion of Eligible Death Benefit as described above; divided by $1,000; times the Monthly Cost of Rider Rate shown on the Policy Specifications page or Policy
                 Specifications for Policy Change page for that portion of Eligible Death Benefit.

                 The Monthly Cost of Rider will be determined based on each portion of Eligible Death Benefit in the order specified on the Policy Specifications page, up to the Maximum Applied
                 Proceeds shown on the rider Policy Specifications page or the Policy Specifications for Policy Change page. We reserve the right to charge a lower Monthly Cost of Rider.

CONDITIONS       All or part of each Beneficiary's Eligible Proceeds can be applied to one or more Enhanced Options, subject to the
                 following:

                 1. Total proceeds applied to the Enhanced Options upon the death of the Insured of the Policy cannot exceed the Maximum Applied Proceeds. If there is more than one
                     Beneficiary under the Policy and the Policy Proceeds of the Policy are greater than the Maximum Applied Proceeds, each Beneficiary can only apply a pro-rated portion of his/her share to one or more Enhanced Options. The pro-rated share will be based on the same ratios under which the proceeds of the Policy were payable.

                 2. If monthly installments under an Enhanced Option would be less than $50, proceeds can be applied to the Enhanced
                     Option only with our consent.

                 3. We must receive the choice of an Enhanced Option from the Beneficiary In Writing within the later of: 60 days from the date we send the Beneficiary the notification described in this Rider; and nine months from the date of death of the Insured.

                 4. Once payments begin under this Rider, future payments cannot be assigned and the Enhanced Options chosen cannot be changed.

5E-5GSIB-06-U

                   5. If the Beneficiary is a corporation, a partnership, a fiduciary, or any other legal entity other than a natural person, the Rider and Rider charges will continue but the only Enhanced Option to be available will be the 10 Years Certain Option. However, if the Beneficiary is a trust with one natural person as Beneficiary, all Enhanced Options are available to be chosen.

                   When an Enhanced Option starts, a contract will be issued by us or an affiliate designated by us that will describe the terms of the Option.

DEATH OF           Amounts to be paid after the death of a Beneficiary under
BENEFICIARY        an Enhanced Option will be paid as due to that
                   Beneficiary's successor Beneficiary. If there is no
                   successor Beneficiary, amounts will be paid in one sum to
                   the estate of the last Beneficiary to die. If a Beneficiary dies within 30 days after the Option Date, the amount
                   applied to the Enhanced Option, less any payments made,
                   will be paid in one sum.

NOTIFICATION       We will send each Beneficiary a notification of his/her
                   rights under this Rider at the time the Policy Proceeds
                   become payable.

ENHANCED LIFE      Enhanced Life Income Options are based on the age of the
INCOME OPTIONS     Beneficiary on the Option Date. We will require proof of
                   age. The Enhanced Life Income payments will be based on:
                   the rates shown in the Tables below; or, if greater, 105%
                   of our Payment Option rates on the Option Date. If the
                   rates at a given age are the same for different periods
                   certain, the longest period certain will be deemed to have been chosen.

ENHANCED 10        Equal monthly payments will be made that will include both
YEARS CERTAIN      principal and interest. Payments will start on the Option
                   Date and will continue for 10 years. The guaranteed monthly payment per $1,000 of proceeds will not be less than:
                   $9.83; or 105% of the 10 Years Certain Payment Option rates on the Option Date.

ENHANCED LIFE      Equal monthly payments will start on the Option Date and
INCOME             will continue:

                   1. During the life of the Beneficiary, with no payment after the death of the Beneficiary, called "Enhanced
                       Life Income, No Refund"; or

                   2. During the life of the Beneficiary, but for at least 10 years, called "Enhanced Life Income, 10 Years Certain";
                       or

                   3. During the life of the Beneficiary, but for at least 15 years, called "Enhanced Life Income, 15 Years Certain";
                       or

                   4. During the life of the Beneficiary, but for at least 20 years, called "Enhanced Life Income, 20 Years Certain."

ENHANCED           Increasing monthly payments will start on the Option Date
INCREASING LIFE    and will continue during the life of the Beneficiary, with
INCOME             no payment after the death of the Beneficiary. Payments
                   will increase at:

                   1.  1% per year, called "1% Enhanced Increasing Life
                       Income"; or

                   2.  2% per year, called "2% Enhanced Increasing Life
                       Income"; or

                   3.  3% per year, called "3% Enhanced Increasing Life
                       Income".

ENHANCED           Increasing monthly payments will start on the Option Date
INCREASING LIFE    and will continue during the life of the Beneficiary, but
INCOME -10 YEARS   for at least 10 years. Payments will increase at:
CERTAIN
                   1.  1% per year, called "1% Enhanced Increasing Life
                       Income, 10 Years Certain"; or

                   2.  2% per year, called "2% Enhanced Increasing Life
                       Income, 10 Years Certain"; or

                   3.  3% per year, called "3% Enhanced Increasing Life
                       Income, 10 Years Certain".

OTHER FREQUENCIES  Other Enhanced Payment Options and payment frequencies may
AND ENHANCED       be available upon request. We reserve the right to
OPTIONS            substitute comparable Enhanced Payment Options for those
                   shown below.

MINIMUM            Guaranteed monthly payments for each $1,000 applied will
PAYMENTS UNDER     not be less than the amounts shown in the following Tables.
ENHANCED           On request, we will provide additional information about
PAYMENT OPTIONS    amounts of minimum payments.

5E-5GSIB-06-U

                          NO REFUND 10 YEARS CERTAIN 15 YEARS CERTAIN 20 YEARS CERTAIN
ENHANCED LIFE             --------- ---------------- ---------------- ----------------
INCOME        PAYEE'S AGE  UNISEX        UNISEX           UNISEX           UNISEX
              ----------- --------- ---------------- ---------------- ----------------
              50             4.54         4.53             4.51             4.49
              55             4.96         4.94             4.91             4.88
              60             5.49         5.46             5.41             5.34
              65             6.19         6.11             6.03             5.91
              70             7.09         6.95             6.78             6.57
              75             7.82         7.54             7.23             6.85
              80             8.89         8.28             7.70             7.08
              85            10.46         9.15             8.11             7.22
              90 & over     12.81         9.99             8.38             7.29

                                                 1%     2%     3%
ENHANCED INCREASING                            ------ ------ ------
LIFE INCOME                   PAYEE'S AGE      UNISEX UNISEX UNISEX
                              ---------------  ------ ------ ------
                              50                3.87   3.26   2.64
                              55                4.30   3.68   3.06
                              60                4.84   4.22   3.58
                              65                5.53   4.91   4.27
                              70                6.44   5.82   5.16
                              75                7.18   6.57   5.92
                              80                8.26   7.65   7.01
                              85                9.84   9.24   8.59
                              90 & over        12.19  11.57  10.92

                                                 1%     2%     3%
ENHANCED INCREASING LIFE                       ------ ------ ------
INCOME - 10 YEARS CERTAIN     PAYEE'S AGE      UNISEX UNISEX UNISEX
                              ---------------- ------ ------ ------
                              50                3.87   3.25   2.63
                              55                4.28   3.67   3.05
                              60                4.81   4.19   3.56
                              65                5.47   4.86   4.22
                              70                6.31   5.70   5.07
                              75                6.93   6.34   5.72
                              80                7.71   7.14   6.55
                              85                8.61   8.08   7.51
                              90 & over         9.48   8.99   8.46

TERMINATION  This Rider will terminate upon the earliest of:

             1. The date the Policy terminates for reasons other than the death of the Insured;

             2. The date the Eligible Proceeds are decreased to less than the Minimum GSIB Amount shown on the Policy Specifications page or the Policy Specifications for Policy Change page; and

             3. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            Secretary

5E-5GSIB-06-U

            OPTIONS TO PURCHASE ADDITIONAL INSURANCE COVERAGE RIDER

                         MetLife Insurance Company USA

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

PURCHASE OF         Additional life insurance on the Insured can be purchased
ADDITIONAL LIFE     without proof of insurability on each Purchase Option Date
INSURANCE COVERAGE  shown on the Rider Specifications for Options to Purchase
                    Additional Insurance Coverage Rider (called "Rider
                    Specifications"). You will choose whether the additional
                    insurance is provided in the form of: an increase in Face
                    Amount for the Policy, unless a benefit is being paid
                    under a waiver rider that is a part of the Policy; or a
                    new policy. See Increase in Face Amount and The New Policy provisions below for details. Application for the
                    additional insurance must be In Writing, signed by you and by the Insured and received by us at our Designated Office within 60 days of the Purchase Option Date.

MINIMUM OPTION      The Minimum Option Amount is shown on the Rider
AMOUNT              Specifications page.

MAXIMUM OPTION      The Maximum Option Amount is the maximum amount of
AMOUNT              additional life insurance that can be purchased on each
                    Purchase Option Date subject to the Maximum Total Option
                    Amount below. The Maximum Option Amount is shown on the
                    Rider Specifications page. You may purchase less than the
                    Maximum Option Amount on any Purchase Option Date. Any
                    portion of the Maximum Option Amount not purchased within
                    60 days of a Purchase Option Date will be forfeited.

MAXIMUM TOTAL       The Maximum Total Option Amount is the lesser of:
OPTION AMOUNT
                    1.  The number of Purchase Option Dates shown on the Rider
                        Specifications page times the Maximum Option Amount
                        shown on the Rider Specifications page; and

                    2.  $[1,000,000].

PURCHASE OPTION     The Purchase Option Dates are shown on the Rider
DATES               Specifications page.

ADVANCEMENT OF      After the second rider year, you can elect to advance the
PURCHASE OPTION     next available Purchase Option Date to the date on which
DATES               any of the following qualifying events occurs:

                    1.  A child is born alive to the Insured;

                    2.  A child under 21 is legally adopted by the Insured;

                    3. A home or other real estate is purchased by the Insured;

                    4.  The Insured marries;

                    5.  The Insured divorces; or

                    6.  The Insured's spouse dies.

                    Your election to advance the Purchase Option Date must be made within 60 days after the qualifying event occurs, We may require proof of the qualifying event In Writing.

5E-5GI-06

INCREASE IN FACE  The increase will take effect on the Purchase Option Date
AMOUNT subject to the Change in Face Amount provision of the Policy, except that proof of insurability will not be required. The underwriting class for the increase in Face
                  Amount will be based on the Risk Classification Basis for Purchase Options shown on the Rider Specifications page.

                  The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue Date of this Rider.

                  An increase In Face Amount will not be allowed if a benefit is being paid under a waiver rider that is a part of the Policy.

THE NEW POLICY    The new policy will be issued:

                  1.  With the same Insured as this Rider;

                  2.  With the same underwriting class as the Risk
                      Classification Basis for Purchase Options shown on the Rider Specifications page, or the class we determine is the closest to it if that class is not offered on the new policy;

                  3. Subject to any assignments and limitations to which this Rider is subject;

                  4.  By us or by an affiliate designated by us;

                  5. On a plan agreed to by the issuing company, to the extent available for sale by us on the date the option is exercised and subject to any limitations under Federal income tax and other applicable rules;

                  6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                  7. On a policy form and at rates in use by the issuing company on the policy date of the new policy; and

                  8. With a policy date and issue date the same as the Purchase Option Date.

                  The new policy will take effect as of the Purchase Option
                  Date if the Insured is living when the new policy is issued.
                  The new policy will be issued no later than 60 days after the Purchase Option Date.

                  The contestable and suicide periods of each new policy issued under this Rider will be measured from the Issue Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY COST OF   The Monthly Cost of Insurance Rate for this Rider is based
INSURANCE RATES   on the Insured's Rider issue age, Rider risk classification and sex. Monthly Cost of Insurance Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We
                  will not adjust such rates as a means of recovering prior
                  losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Guaranteed
                  Maximum Monthly Cost of Insurance Rates per $1,000 on the
                  attached Rider Specifications page.

5E-5GI-06

TERMINATION  This Rider will terminate on the earliest of:

             1.  The date the Policy lapses;

             2.  The date the Policy terminates;

             3.  The date the last Option is exercised;

             4. When the total amount of coverage issued under this Rider equals the Maximum Total Option Amount;

             5.  60 days after the final Purchase Option Date; and

             6. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            SECRETARY

5E-5GI-06

       RIDER SPECIFICATIONS FOR OPTION TO PURCHASE ADDITIONAL INSURANCE
                                COVERAGE RIDER

INSURED:                                [JOHN DOE]

POLICY NUMBER:                          [SPECIMEN]

AGE:                                    [35]

MINIMUM OPTION AMOUNT:                  [$ 10,000]

MAXIMUM OPTION AMOUNT:                  [$ 100,000]

RISK CLASSIFICATION BASIS FOR           [STANDARD]
PURCHASE OPTIONS:

PURCHASE OPTION DATES:                  [11/1/2011]
                                        [11/1/2016]
                                        [11/1/2021]

          TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
                                  PER $1,000

                               ATTAINED
                                 AGE         RATE
                                 [35        0.104
                                  36        0.104
                                  37        0.104
                                  38        0.104
                                  39        0.104
                                  40        0.104
                                  41        0.104
                                  42        0.104
                                  43        0.104
                                  44        0.104
                                  45        0.104
                                  46        0.104
                                  47        0.104
                                  48        0.104
                                  49        0.104]

These rates are for the Options to Purchase Additional Insurance Coverage Rider as of the Issue Date. They are based on the Basis of Computation of Minimum Cash Values table shown on the Policy Specifications page or Policy Specifications for Policy Change page.

5E-5GI-06

                           OVERLOAN PROTECTION RIDER

                         MetLife Insurance Company USA

This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made a part of this Rider.

OVERLOAN PROTECTION   When the Overloan Protection Benefit is active, the
BENEFIT               Policy will not lapse even if the Cash Value is
                      insufficient to pay the Monthly Deduction. The Death
                      Benefit will be reduced by the Policy Loan Balance.

ACTIVATION OF THIS    While this Rider is in force, we will send you a
BENEFIT               notification that you can choose to activate the
                      Overloan Protection Benefit if the following conditions
                      have been met:

                      1. The Policy has been in force for at least 15 policy years;

                      2.  The Insured is at least Attained Age 75 (if this
                          Rider is attached to a survivorship policy, the younger Insured must be at least Age 75),

                      3.  The Policy Loan Balance is greater than both:

                          a.  The Face Amount of the Policy; and

                          b. The Cash Value times the Minimum Percentage shown on the Rider Specifications page; and

                      4. On the date we receive your request In Writing to activate this Rider, the Policy Loan Balance is less than or equal to the Maximum Percentage shown on the Rider Specifications page times: the Cash Value less the surrender charge and the Rider Charge;

                      5. The aggregate amount of premiums paid for the Policy, less the aggregate amount received under the Policy to the extent that such amount was excludable from gross income, have been withdrawn;

                      6. The Death Benefit Option in effect on the date we receive your request In Writing to activate this Rider must be Option A;

                      7. The Cash Value less the Surrender Charge must be sufficient to cover the Rider Charge described below; and

                      8. The Policy is not a Modified Endowment Contract as defined in Section 7702A of the Internal Revenue
                          Code of 1986, and the exercise of the Rider would not cause the Policy to become a Modified Endowment
                          Contract.

                      If you want to activate this Rider, you must make a request In Writing within 30 days after we mail the notification.

EFFECT ON THE POLICY  Activating the Overloan Protection Benefit will have the following effects on the Policy:

                      1. The Cash Value in the Investment Divisions will immediately be transferred to the Fixed Account, with no Transfer Processing Charge;

                      2.  Transfers from the Fixed Account will not be allowed;

                      3.  Policy changes will not be allowed;

                      4.  Premium payments will not be accepted;

                      5. New loans (other than capitalized interest), partial withdrawals and surrenders will not be allowed;

                      6.  No further Monthly Deductions will be taken;

                      7. All other riders that are a part of the Policy will be terminated, and new riders cannot be added to the Policy.

5E-5OP-06

RIDER CHARGE          There is no charge for this Rider before you activate
                      it. A one-time non-refundable charge will be deducted
                      from the Cash Value when this Rider is activated prior
                      to Attained Age 100. The charge equals: the Cash Value
                      on the date we receive your request In Writing to
                      activate this Rider; times the Overloan Protection Rate
                      shown on the Rider Specifications page.

DEACTIVATION OF THIS  You can deactivate this Rider by making a request In
BENEFIT Writing. On the date we receive your request In Writing, any riders that were terminated will remain terminated, and no new riders can be added to the Policy. Any other changes that were made to the Policy as a result of activating this Rider will no longer apply. Monthly
                      Deductions will be taken on each monthly anniversary following the date of deactivation.

                      You can subsequently request activation of this Rider.
                      Activation is subject to the conditions listed in the "Activation of this Benefit" provision.

TERMINATION           This Rider will terminate upon the earlier of:

                      1.  The termination of the Policy; and

                      2. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            Secretary

5E-5OP-06

              RIDER SPECIFICATIONS FOR OVERLOAN PROTECTION RIDER

 INSURED:                               JOHN DOE

 POLICY NUMBER:                         SPECIMEN

 RISK CLASSIFICATION:                   STANDARD SMOKER

 MINIMUM PERCENTAGE:                    95.00%

 MAXIMUM PERCENTAGE:                    99.50%

 OVERLOAN PROTECTION RATE:              3.50%

5E-5OP-06

                       WAIVER OF MONTHLY DEDUCTION RIDER

                         MetLife Insurance Company USA

THE PERIOD OF INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER (SEE THE INCONTESTABILITY PROVISION BELOW).

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF          We will waive the Monthly Deductions for the Policy if:
MONTHLY
DEDUCTION          1.   You furnish us with proof In Writing that the Insured
BENEFIT                 is totally disabled, as defined in this Rider;

                   2. The Insured becomes disabled after age 5 and before age 65;

                   3. Disability has continued without interruption for at least six months; and

                   4.   This Rider is in force.

                   Monthly Deductions for the Policy will be waived as follows:

                   DISABILITY STARTING BEFORE AGE 60. If the Insured's disability begins before age 60, we will waive Monthly
                   Deductions that were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                   DISABILITY STARTING BETWEEN AGES 60 AND 65. If the
                   Insured's disability begins on or after age 60 but before age 65, we will waive Monthly Deductions that were due during the six months of uninterrupted disability. We will continue to waive Monthly Deductions after that, but no later than age 65. However, the Insured must continue to be totally disabled.

DEFINITION OF AGE  "Age 5," "Age 60," and "Age 65" begin on the policy
5, AGE 60, AND     anniversary nearest the Insured's 5th, 60th, and 65th
AGE 65             birthdays, respectively.

INCREASE IN        Coverage under this Rider can be increased, subject to our
WAIVER             underwriting rules, if the Face Amount of the Policy is
COVERAGE           increased and if the Insured is not totally disabled. The
                   increase in waiver coverage is subject to:

                   1. The terms for a Requested Increase as stated in the Change in Face Amount provision of the Policy;

                   2.   Our limits for Waiver of Monthly Deduction benefits;
                        and

                   3.   An increase in the Cost of Rider.

                   Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

MONTHLY COST OF    The Monthly Cost of Rider for the following month is
RIDER              charged as part of the Monthly Deduction. The Monthly Cost of Rider is calculated as (1) times (2) where:

                   (1)  Is the Monthly Cost of Rider Rate for this Rider; and

                   (2) Is the Monthly Deduction for the Policy, not including the cost of this Rider, divided by 100.

                   The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age and risk classification. Rates for this Rider will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Rider Rates per $100 on the attached Rider Specifications for Waiver of Monthly
                   Deduction Rider.

5E-5WMD-06

TOTAL DISABILITY  "Total Disability" means the inability of the Insured to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                  However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                  "Performing substantial and material duties" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

                  If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                  1.  The sight in both eyes;

                  2.  The use of both hands or both feet; or

                  3.  The use of one hand and one foot;

                  this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL   If, while the Policy and Rider are in force, the Insured
DISABILITY        becomes disabled again after having been totally disabled
                  before, the new disability will be considered a continuation of the previous period unless:

                  1.  It is due to an entirely different cause; or

                  2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT         We will not waive Monthly Deductions under this Rider if
ASSUMED           disability results from war or any act of war while the
                  Insured is in the military, naval or air forces of any
                  country at war. We will also not waive Monthly Deductions if the Insured becomes disabled while in a civilian
                  non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM   Before we waive any Monthly Deductions, we must receive the
AND PROOF OF      following In Writing:
DISABILITY
                  1.  Notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the
                      continuance of total disability. This notice must be
                      submitted no later than six months after this Rider
                      terminates; and

                  2. Proof of total disability within six months after we receive notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                      a.  One year after age 65 of the Insured;

                      b.  Surrender of the Policy; and

                      c.  One year from the due date of the first unpaid
                          Monthly Deduction.

                  Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before we received notice of the claim.

                  We will require no further proof of disability and we will automatically waive all further Monthly Deductions if:

                  1.  The Insured is totally disabled at age 65; and

                  2. All Monthly Deductions for at least the five years preceding age 65 have been waived.

5E-5WMD-06

EXAMINATION OF    We have the right to have the Insured medically examined by
THE INSURED AND   our appointed examiner. Such exam will be at our expense.
PROOF OF
CONTINUED
DISABILITY

                  We also have the right to require proof of continuance of disability In Writing from the Insured at the following times:

                  1.  After receipt of notice of claim;

                  2. At reasonable intervals within two years after we receive proof of total disability; and

                  3.  Not more than once each year after the first two years.

                  We will not waive any further Monthly Deductions if the Insured refuses to be medically examined, nor will we waive further Monthly Deductions if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY  We cannot contest this Rider after it has been in force during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                  1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider;
                      and

                  2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL           If the Insured becomes totally disabled during the Grace
PROVISIONS        Period and becomes eligible for the Waiver of Monthly
                  Deduction Benefit, we will waive the Monthly Deductions
                  that were due during the Grace Period.

TERMINATION       This Rider will terminate on the first of the following events to occur:

                  1. Attained Age 65 of the Insured, except with respect to payment of any benefits for total disability occurring before Attained Age 65;

                  2.  The date the Policy lapses;

                  3.  The date the Policy is surrendered;

                  4.  The date of death of the Insured;

                  5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                  6. The date a Waiver of Specified Premium Rider is added to the Policy to which this Rider is attached; and

                  7. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            SECRETARY

5E-5WMD-06

          RIDER SPECIFICATIONS FOR WAIVER OF MONTHLY DEDUCTION RIDER

INSURED:        [JOHN DOE]

COVERAGE:       WAIVER OF MONTHLY DEDUCTION AMOUNT RIDER

POLICY NUMBER:  [SPECIMEN]

            TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF RIDER RATES
                                   PER $100

ATTAINED             ATTAINED                      ATTAINED
  AGE       RATE       AGE            RATE           AGE            RATE
  [35         6.30
  36          6.80
  37          7.10
  38          7.60
  39          8.09
  40          8.51
  41          8.93
  42          9.77
  43         10.23
  44         10.93
  45         11.50
  46         12.00
  47         12.50
  48         13.00
  49         14.00
  50         14.50
  51         15.00
  52         16.28
  53         17.50
  54         18.00
  55         18.50
  56         19.43
  57         19.95
  58         20.33
  59         20.48
  60          6.20
  61          5.50
  62          4.75
  63          4.00
  64          3.00]

These rates are for the Waiver of Deduction Rider as of the Issue Date. They are based on the Basis of Computation of Minimum Cash Values table shown on the Policy Specifications page or Policy Specifications for Policy Change page.

5E-5WMD-06

                       WAIVER OF SPECIFIED PREMIUM RIDER

                         METLIFE INSURANCE COMPANY USA

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy
Specifications page; or the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF          We will credit to the Policy, as a premium payment, the
SPECIFIED          amount shown as the monthly premium waived on the Policy
PREMIUM BENEFIT    Specifications page if:

                   1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                   2.  The Insured becomes disabled after age 5 and before age
                       65;

                   3. Disability has continued without interruption for at least six months; and

                   4.  This Rider is in force.

                   The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                   DISABILITY STARTING BEFORE AGE 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived that were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                   DISABILITY STARTING BETWEEN AGES 60 AND 65. If the
                   Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived that were due during the six months of uninterrupted disability.
                   We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the Insured must continue to be totally disabled.

                   The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal
                   Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal Revenue
                   Service. To that end, premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF AGE  "Age 5," "Age 60," and "Age 65" begin on the policy
5, AGE 60 AND      anniversary nearest the Insured's 5th, 60th and 65th
AGE 65             birthdays, respectively.

CHANGES IN         Coverage under this Rider can be increased, subject to our
WAIVER             underwriting rules, if the Face Amount of the Policy is
COVERAGE           increased and if the Insured is not totally disabled. The
                   increase in waiver coverage is subject to:

                   1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                   2.  Our limits for Waiver of Specified Premium benefits; and

                   3.  An increase in the Cost of Rider.

                   You may request a decrease in the waiver coverage. The decrease in waiver coverage will become effective on the monthly anniversary on or following receipt by us at our Designated Office of your written request to decrease the waiver coverage.

5E-3WSP1-04

POLICY LAPSE      Crediting of the monthly premium waived to the Policy does not guarantee that the Policy will remain in force.

MONTHLY COST      The Monthly Cost of Rider for the following month is charged
OF RIDER          as part of the Monthly Deduction. The Monthly Cost of Rider is calculated as (1) multiplied by (2) where:

                  1. Is the Monthly Cost of Rider Rate for this Rider divided by 100; and

                  2.  Is the monthly premium waived.

                  The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age.

TOTAL DISABILITY  "Total Disability" means the inability of the Insured to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                  However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                  "Performing substantial and material duties" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

                  If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                  1.  The sight in both eyes;

                  2.  The use of both hands or both feet; or

                  3.  The use of one hand and one foot.

                  this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL   If, while the Policy and this Rider are in force, the
DISABILITY        Insured becomes disabled again after having been totally
                  disabled before, the new disability will be considered a
                  continuation of the previous period unless:

                  1.  It is due to an entirely different cause; or

                  2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT         We will not credit the monthly premium waived under this
ASSUMED           Rider to the Policy if disability results from war or any
                  act of war while the Insured is in the military, naval or
                  air forces of any country at war. We will also not credit
                  the monthly premium waived if the Insured becomes disabled while in a civilian non-combatant unit serving with such
                  forces. "War" includes undeclared war and "any country"
                  includes any international organization or combination of
                  countries.

NOTICE OF CLAIM   Before we credit any monthly premium waived to the Policy,
AND PROOF OF      we must receive the following at our Home Office or any
DISABILITY        other office designated by us:

                  1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                  2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                      a.  One year after age 65 of the Insured;

                      b.  Surrender of the Policy; and

                      c.  One year from the due date of the first unpaid
                          Monthly Deduction.

5E-3WSP1-04

                  Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of the claim.

                  We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                  1.  The Insured is totally disabled at age 65; and

                  2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION OF    We have the right to have the Insured examined by our
THE INSURED AND   appointed examiner. Such exam will be at our expense. We
PROOF OF          also have the right to require written proof of continuance
CONTINUED         of disability from the Insured at the following times:
DISABILITY
                  1.  After receipt of notice of claim;

                  2. At reasonable intervals within two years after we receive proof of total disability; and

                  3.  Not more than once each year after the first two years.

                  We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY  We cannot contest this Rider after it has been in force during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                  1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider;
                      and

                  2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL           If the Insured becomes totally disabled during the Grace
PROVISIONS        Period and becomes eligible for the Waiver of Specified
                  Premium Benefit, we will credit to the Policy any monthly
                  premiums waived during the Grace Period.

TERMINATION       This Rider will terminate on the first of the following
                  events to occur:

                  1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                  2.  The date the Policy lapses;

                  3.  The date the Policy is surrendered;

                  4.  The date of death of the Insured;

                  5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

5E-3WSP1-04

                  6. The date a Waiver of Monthly Deduction Rider is added to the Policy to which this Rider is attached; and

                  7. The monthly anniversary on or following receipt by us at our Designated Office of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

---------------------
Issue Date

                                                  METLIFE INSURANCE COMPANY USA

                                                    /s/ Jacob M. Jenkelowitz
                                                  ----------------------------
                                                            Secretary

5E-3WSP1-04

                        TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                    PER $100

INSURED:        [JOHN DOE]

COVERAGE:       [WAIVER OF SPECIFIED PREMIUM RIDER]

POLICY NUMBER:  [16,000,001]

ATTAINED            ATTAINED                      ATTAINED
  AGE       RATE      AGE            RATE           AGE            RATE
  35      3.000000
  36      3.250000
  37      3.250000
  38      3.250000
  39      3.250000
  40      3.250000
  41      3.250000
  42      3.250000
  43      3.400000
  44      3.600000
  45      3.800000
  46      4.000000
  47      4.250000
  48      4.500000
  49      5.000000
  50      5.250000
  51      5.500000
  52      6.000000
  53      6.500000
  54      6.750000
  55      7.000000
  56      7.000000
  57      7.250000
  58      7.000000
  59      6.250000
  60      5.250000
  61      4.750000
  62      4.000000
  63      3.250000
  64      2.000000

5E-3WSP1-04